UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2009

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (512) 338-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

Dell Inc. (“Dell”) intends to offer a benchmark amount of notes (the “Notes”). Proceeds from the offering of the Notes will be used for general corporate purposes, which may include, among other things, repurchase of Dell’s common stock, acquisitions, investments, additions to working capital, capital expenditures, and advancements to or investments in Dell’s subsidiaries. The actual maturities and final terms of the Notes will be established at pricing, and the amounts, terms, and tranches may vary from those that Dell initially offers.

Dell will offer the Notes pursuant to a prospectus relating to a shelf registration statement that was previously filed and became effective.

The prospectus and this report shall not constitute an offer to sell or a solicitation of an offer to purchase, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The offering will be made only by means of a prospectus and related prospectus supplement. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained by contacting either Banc of America Securities LLC by phone at 1-800-294-1322, or by e-mail at dg.prospectus_distribution@bofasecurities.com; Deutsche Bank Securities Inc. by phone at 1-800-503-4611; or HSBC Securities (USA) Inc. by phone at 1-866-811-8049. An electronic copy of the preliminary prospectus supplement, together with the prospectus, is also available on the Securities and Exchange Commission’s website at www.sec.gov.

Item 8.01 – Other Events.

Dell’s Computation of the Ratio of Earnings to Fixed Charges for the fiscal years ended January 28, 2005, February 3, 2006, February 2, 2007, February 1, 2008 and January 30, 2009, and for the three months ended May 1, 2009 is attached as Exhibit 12.1.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 12.1 – Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: June 10, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
12.1	Computation of Ratio of Earnings to Fixed Charges.